                                                                     EXHIBIT 4.5

                                   EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                            ARBOR REALTY TRUST, INC.

                                       AND

                               JMP SECURITIES LLC

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 1, 2003, by and between ARBOR REALTY TRUST, INC., a Maryland corporation (the "Company") and JMP SECURITIES LLC, a Delaware limited liability company ("JMP"), for the benefit of (i) JMP and purchasers from JMP as initial purchaser under the Purchase/Placement Agreement (as defined below) of units of the Company (the "Units"), each of which consists of five (5) shares of the Company's $.01 par value per share common stock ("Common Stock") and one warrant (each a "Warrant" or collectively the "Warrants") to purchase a share of Common Stock; (ii) the participants ("Participants") in the private placement by the Company of the Units; and (iii) each of their respective direct and indirect transferees.

         This Agreement is made pursuant to the Purchase/Placement Agreement (the "Purchase/Placement Agreement"), dated June 26, 2003, by and between the Company, Arbor Realty Limited Partnership, Arbor Commercial Mortgage, LLC and JMP. In order to induce JMP to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to JMP, the Participants and their direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         Additional Dividends: As defined in Section 5(d) hereof.

         Affiliate: As to any specified Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person and (ii) any executive officer, director, trustee or general partner of such Person.

         Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

         Commission: The Securities and Exchange Commission.

         Common Stock: As defined in the preamble.

         Company: As defined in the preamble.

         Controlling Person: As defined in Section 6(a) hereof.

         End Of Suspension Notice: As defined in Section 5(b) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

         Holder: Each record owner of any Registrable Securities from time to time, including JMP and its Affiliates.

         Indemnified Party: As defined in Section 6(c) hereof.

         Indemnifying Party: As defined in Section 6(c) hereof.

         Ipo Registration Statement: As defined in Section 2 hereof.

         Liabilities: As defined in Section 6(a) hereof.

         NASD: The National Association of Securities Dealers, Inc.

         Participants: As defined in the preamble.

         Partnership Units: As defined in the preamble.

         Person: An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

         Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

         Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

         Purchaser Indemnitee: As defined in Section 6(a) hereof.

         Purchase/Placement Agreement: As defined in the preamble.

         Registrable Securities: All or any portion of the Units, the shares of Common Stock comprising the Units, the Warrants, and the shares of Common Stock underlying the Warrants issued from time to time upon original issuance thereof and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder and any securities issued in respect of such securities by reason of or in connection with any exchange for or replacement of such securities or any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such securities, the earliest to occur of (a) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (b) the date on which either it is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (c) the date on which it is sold to the Company.

         Registration Default:  As defined in Section 5(d) hereof.

         Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on any securities exchange or The Nasdaq Stock Market pursuant to Section 4(n) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and reasonable fees and disbursements of one counsel for the selling Holders and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), but excluding brokers' or underwriters' discounts and commissions, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         Registration Statement: Any registration statement of the Company that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

         Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

         Shelf Registration Statement: As defined in Section 2 hereof.

         Suspension Event: As defined in Section 5(b) hereof.

         Suspension Notice: As defined in Section 5(b) hereof.

         Underwritten Offering: A sale of securities of the Company on a firm-commitment basis to an underwriter or underwriters for reoffering to the public.

         Units: As defined in the Preamble

         Warrants: As defined in the Preamble.

2.       REGISTRATION RIGHTS

         As set forth in Section 4 hereof, the Company agrees to file with the Commission no later than December 31, 2003 and to use its best efforts to cause to be declared effective by the Commission on or before December 31, 2003, but in any event no later than June 30, 2004, either (i) a Registration Statement on Form S-11 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (an "IPO Registration Statement"), which IPO Registration Statement will provide for the resale by the Holders of any and all Registrable Securities (subject to Section 2(a)(ii) hereof) or (ii) subject to Section 2(b) hereof, a shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (a "Shelf Registration Statement").

         (a) IPO REGISTRATION. If the Company files an IPO Registration Statement, the Company will notify each Holder of the proposed filing and afford each Holder of Registrable Securities an opportunity to include in such IPO Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such IPO Registration Statement all or part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company of the number of Registrable Securities such Holder wishes to include in such IPO Registration Statement and complete, sign and return the selling stockholder questionnaire included with the notice.

                  (i) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any IPO Registration Statement initiated by it prior to its effectiveness whether or not any Holder has elected to include Registrable Securities in such registration.

                  (ii) UNDERWRITING. If an IPO Registration Statement is for an Underwritten Offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representatives of underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, 90 day lock-up agreements, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution for the securities to be registered and any other representation required by law. Notwithstanding any other provision of this Agreement, if the representatives of the underwriters determine in good faith that marketing factors require a limitation on the number of shares to be underwritten, then the representatives of the underwriters may exclude securities (including Registrable Securities of Holders) from the registration, and the underwriting shall be allocated among the Company and all Holders pro rata on the basis of Registrable Securities offered for such registration by the Company and each Holder electing to participate in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the underwriter, delivered at least five (5) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (iii) HOLD-BACK AGREEMENT. By electing to include Registrable Securities in any registration pursuant to this Section 2(a), the Holder of the Registrable Securities shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

                  (iv) REGISTRABLE SECURITIES NOT SOLD UNDER IPO REGISTRATION STATEMENT. If (w) the Company terminates or withdraws the IPO Registration Statement prior to its effectiveness or the distribution of all Registrable Securities, if any, registered thereunder, (x) the underwriters exercise their right pursuant to
         Section 2(a)(ii) of this Agreement to exclude any Registrable Securities from the IPO Registration Statement, (y) any Holder elects to withdraw or not to include any Registrable Securities in the IPO Registration Statement, or (z) any Registrable Securities are otherwise not registered under and distributed pursuant to the IPO Registration Statement, then the Company shall file a Shelf Registration Statement relating to any Registrable Securities not registered under and distributed pursuant to an IPO Registration Statement as soon as practicable, but in no event later than (a) in the case of the withdrawal or abandonment of the offering pursuant to the IPO Registration Statement, the date which is the later of December 31, 2003 or thirty (30) days after the earlier of the withdrawal or abandonment of the offering pursuant to the IPO Registration Statement or (b) the date one hundred eighty (180) days after the consummation of the offering pursuant to the IPO Registration Statement.

         (b) SHELF REGISTRATION. If the Company elects to file a Shelf Registration Statement or is otherwise required to file a Shelf Registration Statement pursuant to this Section 2, it shall notify each Holder of the proposed filing and afford each Holder an opportunity to include in such Shelf Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Shelf Registration Statement all or part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company of the number of Registrable Securities such Holder wishes to include in such Shelf Registration Statement and complete, sign and return the selling stockholder questionnaire included with the notice. The Company shall cause the Shelf Registration Statement to be declared effective by the Commission no later than June 30, 2004 or, in the case of a Shelf Registration Statement filed pursuant to Section 2(a)(iv), within eighty (80) days after the filing thereof with the Commission. Any Shelf Registration Statement shall provide for the resale from time of time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the internet) by the Holders of any and all Registrable Securities.

         (c) EXPENSES. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder's proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with a registration of Registrable Securities pursuant to this Agreement.

3.       RULES 144 AND 144A REPORTING

         With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

         (a) make available adequate current public information, as defined in Rule 144, at all times after the one year has elapsed from the date of this Agreement and any Registrable Securities are not eligible for resale under Rule 144(k) promulgated by the Commission;

         (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

         (c) so long as a Holder owns any Registrable Securities, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144 or Rule 144A; and

         (d) so long as a Holder owns any Registrable Securities, to furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time prior to ninety (90) days after the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.

4.       REGISTRATION PROCEDURES

         In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder or Holders in accordance with the Holder's or Holders' intended method or methods of distribution, and the Company shall:

         (a) prepare and file with the Commission, as specified in this Agreement, a Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (i) the date on which all such Registrable Securities are sold in accordance with the intended distribution of such Registrable Securities, (ii) none of the Units, the shares of Common Stock comprising the Units, the Warrants or the shares of Common Stock underlying the Warrants or any portion thereof are Registrable Securities or (iii) the second anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 5(c) hereof), provided, however, that the Company shall not be required to cause any IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of such IPO Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, further, that if the Company has an effective Shelf Registration Statement on Form S-11 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior notice to all Holders of Registrable Securities, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder of Registrable Securities registered under the initial Shelf Registration Statement notifies the Company within twenty (20) Business Days of receipt of the Company notice that such a registration under a new Shelf Registration Statement and de-registration of the initial Shelf Registration

Statement would interfere with its distribution of Registrable Securities already in progress; the Company shall furnish at a reasonable time prior to the filing thereof with the Commission, a copy of any Registration Statement and each amendment or supplement, if any, to the Prospectus included therein (including any documents incorporated by reference therein) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as JMP or such other representative of all the Holders may reasonably propose.

         (b) subject to Section 4(i) of this Agreement, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

         (c) furnish to the Holders of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus;

         (d) use its best efforts to register or qualify, or obtain exemption from the registration or qualification requirements for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as JMP shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or
(iii) submit to the general service of process in any such jurisdiction;

         (e) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

         (f) notify JMP and each Holder of Registrable Securities promptly and, if requested by JMP or any Holder, confirm such advice in writing (i) when a Registration Statement has become effective, when any post-effective amendments become effective or upon the filing of a supplement to any Prospectus, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information (such notice to be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made), (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any document incorporated by reference therein, in light of the circumstances under which they were made) not misleading (such notice to be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (v) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (g) make every reasonable effort to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

         (h) upon request, furnish to each requesting Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (including documents incorporated therein by reference or exhibits thereto, if requested);

         (i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, prepare as promptly as practicable a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Securities being sold in connection with such offering, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or otherwise reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post- effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (k) use its best efforts to furnish to each Holder of Registrable Securities covered by a Registration Statement for an Underwritten Offering and the underwriters a signed counterpart, addressed to each such Holder and the underwriters of: (i) an opinion of counsel for the Company, dated as of the date of each closing of the sale of Registrable Securities pursuant to such Registration Statement for an Underwritten Offering, reasonably satisfactory to the underwriters, covering such matters as are customarily covered in opinions delivered to underwriters in underwritten public offerings of securities; and
(ii) a "comfort" letter, dated the effective date of such Registration Statement for an Underwritten Offering and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement for an Underwritten Offering, covering substantially the same matters with respect to such Registration Statement for an Underwritten Offering (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

         (l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings, to make the same representations and warranties to the Holders of Registrable Securities covered by such Registration Statement and confirm the same to the extent customary if and when requested;

         (m) make available for inspection by one representative of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and one law firm and one accounting firm retained by each representative of such Holders or underwriters, all financial and other records, corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company;

         (n) use its best efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company's listing or inclusion application) to list or include all Registrable Securities on the Nasdaq Stock Market (unless the Company qualifies and chooses to list all Registrable Securities on the New York Stock Exchange, in which event the Company shall use its best efforts to list all Registrable Securities on the New York Stock Exchange);

         (o) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the class of securities represented by the Registrable Securities under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

         (p) provide a CUSIP number for the class of securities represented by the Registrable Securities, not later than the effective date of the Registration Statement;

         (q) (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than forty-five (45) days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which the Holders of at least 66 and 2/3% of Registrable Securities covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holders having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

         (r) provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

         (s) in connection with any sale or transfer of the Registrable Securities (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Securities, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates shall not bear any transfer restrictive legends and to enable such Registrable Securities to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Securities; and

         (t) upon effectiveness of the first Registration Statement filed under this Agreement, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

         The Company may require the Holders of Registrable Securities to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.       BLACK-OUT PERIOD; ADDITIONAL DIVIDENDS

         (a) Subject to the provisions of this Section 5 and a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by notice to JMP and to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement for a period not to exceed thirty (30) days in any three month period or ninety (90) days in the aggregate in any twelve (12) month period, if any of the following events shall occur: (i) a primary Underwritten Offering by the Company where the Company is advised by the representative of the underwriters for such Underwritten Offering that the sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on the Company's primary offering; or (ii) pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings) and which has not been so disclosed, (y) as to which the Company has a bona fide business purpose for preserving confidentiality, or (z) that renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it unduly burdensome to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable. Upon the occurrence of any such suspension, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company's best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

         (b) Subject to the limitations in Section 5(a), in the case of an event that causes the Company to suspend the effectiveness of a Registration Statement pursuant to Section 5(a) (a "Suspension Event"), the Company shall give notice (a "Suspension Notice") to JMP and to the Holders to suspend sales of the Registrable Securities the Suspension Notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder's possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders and JMP in the manner described above promptly following the conclusion of any Suspension Event and its effect.

         (c)      If the Company shall give a Suspension Notice pursuant to this
Section 5, the Company agrees that it shall extend the period of time during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

         (d) If (i) the IPO Registration Statement, if required to be filed, is not filed with the Commission on or prior to December 31, 2003, (ii) the IPO Registration Statement is not declared effective by the Commission by June 30, 2004, (iii) the Shelf Registration Statement, if required to be filed, is not filed with the Commission on or prior to the later of December 31, 2003, or thirty (30) days after the earlier of the withdrawal or abandonment of the offering pursuant to the IPO registration statement (iv) the Shelf Registration Statement, if required to be filed, is not filed within one hundred eighty (180) days of the consummation of the offering pursuant to the IPO Registration Statement, (v) the Shelf Registration Statement is not declared effective by the Commission by June 30, 2004 or in the case of a Shelf Registration Statement required to be filed pursuant to Section 2(a)(iv), the Shelf Registration Statement is not declared effective by the Commission within eighty (80) days after the filing thereof or
(vi) after the IPO Registration Statement or the Shelf Registration Statement has been declared effective such Registration Statement ceases to be effective or usable in connection with resales of Registrable Securities during a period in which it is required to be effective without being succeeded immediately by any additional Registration Statement or post-effective amendment covering the Registrable Securities, which has been filed and declared effective, a "Registration Default" will be deemed to have occurred. In the case of a Registration Default, the Company will pay additional dividends ("Additional Dividends") to each holder of Registrable Securities who has complied with such Holder's obligations under this Agreement. Additional Dividends will paid by the Company out of funds required to be allocated and distributed to the entities through which the Company holds its interest in Arbor Realty Limited Partnership, a Delaware limited partnership (the "OP") out of the OP's income. The amount of Additional Dividends payable during any quarter in which a Registration Default has occurred and is continuing shall be $.0625 per share of Common Stock which constitutes or underlies a Registrable Security (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) and shall escalate at the end of such quarter and at the end of each quarter thereafter by an additional $.0625 per share of Common Stock which constitutes or underlies a Registrable Security (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like); provided that, such Additional Dividends shall not exceed $.25 per share of Common Stock which constitutes or underlies a Registrable Security (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) per quarter. Following the cure of all Registration Defaults, Additional Dividends will cease to accrue with respect to such Registration Default. To the extent a Registration Default is cured during a quarter, partial Additional Dividends shall be payable for such quarter and shall be calculated on the basis of a ninety day quarter consisting of three equal thirty day months. All accrued Additional Dividends shall be paid by wire transfer of immediately available funds or by federal funds check by the Company on the first Business Day of each quarter following a Registration Default. In the event that any Additional Dividends are not paid when due, such overdue Additional Dividends, if any, shall bear interest until paid at the maximum interest rate allowed by law, compounded quarterly. The parties hereto agree that the Additional Dividends provided for in this Section 5(d) constitute a reasonable estimate of the damages that may be incurred by Holders by reason of a Registration Default.

6.       INDEMNIFICATION AND CONTRIBUTION

         (a) The Company agrees to indemnify and hold harmless (i) JMP and each Holder of Registrable Securities, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person (any of the Persons referred to in this clause
(ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause
(i), (ii) or (iii) may hereinafter be referred to as an "Purchaser Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, (y) any untrue statement contained in or omission from a Prospectus if a copy of the corrected Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Registrable Securities, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Shares to such Person and the untrue statement contained in or omission from such Prospectus was corrected (or the Prospectus as amended or supplemented), or
(z) use of any Registration Statement, Prospectus or any preliminary Prospectus during a period when a stop order has been issued in respect thereof or any Proceeding for that purpose have been initiated, or use of a Prospectus or any preliminary Prospectus has been suspended pursuant to Sections 4(f)(ii), 4(f)(iii), 4(f)(iv) or 5(a); provided, however, in each case, that the Company provided prior notice of such stop order, initiation of Proceedings or suspension. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

         (b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who signs the Registration Statement, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Securities giving rise to such obligations.

         (c) If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the "Indemnified Party"), shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party"), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated, in the case of Purchaser Indemnities, in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities
(i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to paragraph 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) JMP or a Holder of Registrable Securities shall have the same rights to contribution as JMP or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f)      The indemnity and contribution agreements contained in this
Section 6 will be in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.       MARKET STAND-OFF AGREEMENT

         Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) within thirty (30) days prior to and one hundred eighty (180) days following either (x) the effective date of an IPO Registration Statement of the Company filed under the Securities Act or (y) the date of an Underwritten Offering pursuant to a Shelf Registration Statement of the Company filed under the Securities Act; provided, however, that with respect to the one hundred eighty
(180)-day restriction that follows the effective date of an IPO Registration Statement, such agreement shall not be applicable to Registrable Securities sold pursuant to such Registration Statement.

         In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.       MARKET MAKING

         In connection with the listing of the Registrable Securities, JMP shall act as a market maker and shall use its reasonable efforts to engage additional market makers as may be required under the rules and regulations of the Nasdaq Stock Market or the New York Stock Exchange, as applicable. JMP shall have no obligation to act as a market maker or use its reasonable efforts to engage additional market makers after the Company completes a subsequent underwritten public offering of its common shares.

9.       TERMINATION OF THE COMPANY'S OBLIGATION

         Subject to Section 11(j) of this Agreement, the Company shall have no obligation pursuant to this Agreement with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

10.      LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the shares of Common Stock and Common Stock equivalents representing or underlying the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's or prospective holder's securities will not reduce the amount of Registrable Securities of the Holders that is included, or (b) to have his securities registered on a registration statement that could be declared effective prior to, or within one hundred twenty (120) days of, the effective date of any Registration Statement filed pursuant to this Agreement.

11.      MISCELLANEOUS

         (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or, in the case of JMP, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to

Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than fifty percent (50%) of the shares of Common Stock and Common Stock equivalents representing or underlying the then outstanding Registrable Securities; provided, however, that for purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by an Affiliate of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (c) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing by delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram

                  (i) if to a Holder of Registrable Securities, at the most current address given by the transfer agent and registrar of the Registrable Securities to the Company; and

                  (ii) if to the Company at the offices of the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553,
         Attention: Frederick C. Herbst; (facsimile: (516) 832-8043) or to such other address as the Company may have furnished to JMP in writing in accordance with this Agreement.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders of Registrable Securities. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by JMP and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN STATE OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (i) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         (j) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company's obligations under Sections 2 or 9 of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              ARBOR REALTY TRUST, INC.

                                              By: /s/ Frederick C. Herbst
                                                  ---------------------------
                                                  Frederick C. Herbst
                                                  Chief Financial Officer

                                              JMP SECURITIES LLC

                                              By: /s/ Carter D. Mack
                                                  ---------------------------
                                                  Carter D. Mack
                                                  Managing Director